UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

SITO Mobile, Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Marcelle S. Balcombe, Esq. Sichenzia Ross Ference Kesner LLP 61 Broadway, 32nd Floor New York, NY 10006 (212) 930-9700	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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SITO Mobile, Ltd., a Delaware corporation (“SITO”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with SITO’s solicitation of consent revocations from its stockholders in response to the solicitation of consents from SITO’s stockholders (the “Consent Solicitation”) by Stephen D. Baksa, Thomas Candelaria. Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala (the “Baksa Group”) to, among other things, remove and replace all of the current members of SITO’s Board of Directors other than Brent D. Rosenthal who previously collaborated with Mr. Baksa on an activist campaign at another public company. On April 19, 2017, SITO filed a preliminary consent revocation solicitation statement with the SEC in connection with its solicitation of consent revocations.

Press Release Issued on April 25, 2017

Attached hereto is a press release issued by SITO on April 25, 2017 wherein SITO commented on the revised preliminary consent solicitation statement filed with the SEC by the Baksa Group on April 21, 2017, but not publicly released on EDGAR until April 24, 2017.

The press release, among other things, notes SITO’s concerns with the Baksa Group’s failure to disclose the close ties between two of the Baksa Group’s purported proposed director candidates, Matthew Stecker and Thomas Thekkethala, and Karen Singer and how the Baksa Group came to be introduced to Messrs. Stecker and Thekkethala. According to an Amended Schedule 13D filed by Karen Singer with the SEC on April 7, 2017, she beneficially owns 2,645,638 shares of common stock of Evolving Systems, Inc. (“Evolving Systems”), comprising approximately 21.2% of the outstanding shares of the common stock. Two members of the Baksa Group, Matthew Stecker and Thomas Thekkethala serve on the Board of Directors of Evolving Systems. Mr. Stecker is also the Chairman of the Board of Evolving Systems and Mr. Thekkethala is the President and Chief Executive Officer of Evolving Systems. Last month, prior to the filing of the Baksa Group’s preliminary consent statement with the SEC, Ms. Singer’s son, Julian D. Singer, also a member of the Board of Directors of Evolving Systems, initiated a string of emails with Richard O’Connell, SITO’s Interim Chief Executive Officer, introducing Mr. O’Connell to Mr. Thekkethala and seeking to cause Mr. O’Connell to meet with Mr. Thekkethala. Ms. Singer’s husband, Gary A. Singer, was copied on a number of these emails by Julian D. Singer.

This press release is being filed herewith because it may be deemed to be solicitation material in connection with SITO’s solicitation of consent revocations in response to the Consent Solicitation.

Important Additional Information And Where To Find It

SITO Mobile, Ltd. (“SITO”), its directors and certain of its executive officers are deemed to be participants in a solicitation of consent revocations from SITO’s stockholders in connection with a pending consent solicitation by a stockholder seeking consents (the “Consent Solicitation”). Information regarding the names of SITO’s directors and executive officers and their respective interests in SITO by security holdings or otherwise can be found in SITO’s preliminary consent revocation solicitation statement relating to the Consent Solicitation, filed with the Securities and Exchange Commission (“SEC”) on April 19, 2017. To the extent holdings of SITO’s securities have changed since the amounts set forth in SITO’s preliminary consent revocation solicitation statement relating to the Consent Solicitation, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

SITO intends to file a definitive consent revocation statement (the “Consent Revocation Solicitation Statement”) and accompanying WHITE consent revocation card with the SEC in connection with the Consent Solicitation. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT REVOCATION SOLICITATION STATEMENT AND THE ACCOMPANYING WHITE CONSENT REVOCATION CARD AND OTHER DOCUMENTS FILED BY SITO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Consent Revocation Solicitation Statement, any amendments or supplements to the Consent Revocation Solicitation Statement, the accompanying WHITE consent revocation card, and other documents filed by SITO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of SITO’s corporate website at www.sitomobile.com, by writing to SITO’s Corporate Secretary at SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301, or by calling SITO at (201) 275-0555.

SITO Mobile Comments on Revised Preliminary Consent Solicitation Statement Seeking Control of SITO Mobile Filed By Baksa Group

Expresses Concern with the Baksa Group’s Undisclosed Ties with

Karen Singer’s Group

Advises Stockholders to Take No Action

JERSEY CITY, N.J., April 25, 2017 -- SITO Mobile Ltd. (NASDAQ:SITO), a leading mobile engagement platform, today commented on the revised preliminary consent solicitation statement recently filed with the U.S. Securities and Exchange Commission by Stephen D. Baksa, Thomas Candelaria, Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala (the “Baksa Group”).

As previously disclosed, the Baksa Group, which holds approximately 6.8% of SITO’s outstanding shares, has publicly disclosed that it intends to solicit consents to remove all but one of the directors on SITO’s Board of Directors and replace them with its own hand-picked nominees. The Baksa Group has indicated in its filing with the SEC that it is not seeking to replace current SITO Board member Brent D. Rosenthal who Mr. Baksa has a previous association with and who Mr. Baksa has previously collaborated with on an activist campaign at another public company. As also previously disclosed, the SITO Board has determined that Mr. Rosenthal no longer should be deemed an independent director for NASDAQ listing standards, has removed Mr. Rosenthal from all committees of the SITO Board, and has determined not to nominate or recommend Mr. Rosenthal for re-election to the SITO Board at the 2017 Annual Meeting.

Commenting on the revised preliminary consent solicitation statement recently filed by the Baksa Group, SITO noted its concerns with the Baksa Group’s failure to disclose the close ties between two of the Baksa Group’s purported proposed director candidates, Matthew Stecker and Thomas Thekkethala, and Karen Singer and how the Baksa Group came to be introduced to Messrs. Stecker and Thekkethala:

•	SITO believes that the extensive and undisclosed ties between two of the Baksa Group’s purported proposed director candidates, Matthew Stecker and Thomas Thekkethala, and Karen Singer strongly suggests that that the Baksa Group and the Singer Group may not be acting independently of each other in sourcing and identifying potential candidates to propose for election to the SITO Board and trying to achieve their shared objective of causing a change in control of the SITO Board.
•	Mr. Thekkethala currently serves as the President and Chief Executive Officer and as a Director of Evolving Systems, Inc. (trading on Nasdaq, symbol "EVOL"), a public company in which Karen Singer currently owns more than 20% of the issued and outstanding common stock.

•	During the week of March 20, 2017, members of Karen Singer’s family, including her son Julian D. Singer and her husband Gary A. Singer, the former subject of an SEC enforcement action, initiated a string of emails with SITO’s Interim Chief Executive Offer, Richard O’Connell, and Thomas Thekkethala seeking to introduce Mr. O’Connell to Mr. Thekkethala and pressuring Mr. O’Connell to meet with Mr. Thekkethala.
•	Mr. Stecker currently serves as the Chairman of the Board of Directors of Evolving Systems, Inc.
•	Mr. Stecker previously served as a director at MRV Communications, Inc., a company that Karen Singer held at one point aggregate beneficial ownership with another activist investor of over 5% of the company’s common stock.
•	One of Karen Singer’s purported director candidates, Richard Ramlall, has served as a director of Evolving Systems, Inc. since 2008.
•	Another of Karen Singer’s purported director candidates, Steven G. Singer, who is the brother-in-law of Karen Singer, currently serves as a paid consultant to Evolving Systems, Inc.
•	Julian D. Singer, the 33 year-old son of Karen Singer and Gary A. Singer, has served as a director of Evolving Systems, Inc. since January 2015.

SITO urges all SITO stockholders to refrain from taking any action (including returning any consent card sent by Mr. Baksa and Mr. Candelaria) at this time. SITO’s Board, in consultation with its financial and legal advisors, is carefully evaluating Mr. Baksa and Mr. Candelaria’s proposals. SITO’s Board will advise SITO stockholders of its recommendation regarding the stockholder group’s solicitation in due course.

Morgan, Lewis & Bockius LLP and Sichenzia Ross Ference Kesner LLP are serving as legal advisors to SITO. Mackenzie Partners, Inc. is serving as SITO’s proxy solicitor.

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales. For more information, visit www.sitomobile.com.

Important Additional Information And Where To Find It

SITO Mobile, Ltd. (“SITO”), its directors and certain of its executive officers are deemed to be participants in a solicitation of consent revocations from SITO’s stockholders in connection with a pending consent solicitation by a stockholder seeking consents (the “Consent Solicitation”). Information regarding the names of SITO’s directors and executive officers and their respective interests in SITO by security holdings or otherwise can be found in SITO’s preliminary consent revocation solicitation statement relating to the Consent Solicitation, filed with the Securities and Exchange Commission (“SEC”) on April 19, 2017. To the extent holdings of SITO’s securities have changed since the amounts set forth in SITO’s preliminary consent revocation solicitation statement relating to the Consent Solicitation, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

SITO intends to file a definitive consent revocation statement (the “Consent Revocation Solicitation Statement”) and accompanying WHITE consent revocation card with the SEC in connection with the Consent Solicitation. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT REVOCATION SOLICITATION STATEMENT AND THE ACCOMPANYING WHITE CONSENT REVOCATION CARD AND OTHER DOCUMENTS FILED BY SITO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Consent Revocation Solicitation Statement, any amendments or supplements to the Consent Revocation Solicitation Statement, the accompanying WHITE consent revocation card, and other documents filed by SITO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of SITO’s corporate website at www.sitomobile.com, by writing to SITO’s Corporate Secretary at SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301, or by calling SITO at (201) 275-0555.

Contacts:

Investor Relations:

Joseph Wilkinson

SVP Investor Relations

Joseph.Wilkinson@sitomobile.com

Media Relations:

Alexandra Levy

Silicon Alley Media

alex@siliconalley-media.com